Exhibit 99.1
Hanesbrands Inc
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080
FOR IMMEDIATE RELEASE

News Media, contact: Analysts and Investors, contact:	Matt Hall, (336) 519-3386 Brian Lantz, (336) 519-7130
HANESBRANDS INC. TO HIGHLIGHT EXPECTATIONS FOR 2010 SALES GROWTH OF 5 PERCENT TO 8 PERCENT AND EARNINGS PER SHARE GROWTH OF 25 PERCENT TO 35 PERCENT AT INVESTOR DAY MEETING
Company Also Announces Long-Term Annual Growth Targets of 2 Percent to 4 Percent for Net Sales and 10 Percent to 20 Percent for EPS
WINSTON-SALEM, N.C. (Feb. 23, 2010) — Hanesbrands Inc. (NYSE: HBI) today announced that it could double diluted earnings per share over the next three to four years based on expectations for 2010 net sales growth of 5 percent to 8 percent and earnings per share growth of 25 percent to 35 percent coupled with long-term annual growth targets.
Management will discuss its growth expectations and targets along with sales, marketing and supply-chain initiatives at an investor meeting to be held at 9 a.m. EST today at the Jumeirah Essex House in New York City. The meeting, which will end by noon, will also be webcast on the Internet, accessible at www.hanesbrands.com.
The company’s expectation for 2010 sales growth is based on significant shelf-space and distribution gains and a potential rebound in consumer spending. Expectations for EPS growth in 2010 depend on these increased sales, continued cost reduction and effective use of free cash flow.
“Hanesbrands is at an inflection point to begin realizing its significant growth potential,” Hanesbrands Chairman and Chief Executive Officer Richard A. Noll said. “We have spent the last few years building a strong growth platform that utilizes our big brands to drive top-line growth domestically and internationally, a low-cost global supply chain to drive margin improvement, and strong cash flow to support multiple strategies for earnings growth. We see very strong growth in 2010 and are targeting consistently strong growth for the longer term.”

Hanesbrands Inc. to Highlight Expectations for 2010 Sales Growth of 5 Percent to 8 Percent and Earnings Per Share Growth of 25 Percent to 35 Percent at Investor Day Meeting — Page 2
For 2011 and beyond, the company has long-term annual growth targets supported by its growth platform of big brands, low-cost supply chain and strong cash flow.
•	Annual net sales growth target range of 2 percent to 4 percent.

•	Annual EPS growth target range of 10 percent to 20 percent.
“As we leverage our growth platform, we have the potential to double EPS over the next three to four years by increasing sales, improving operating margins and effectively using our cash flow,” Hanesbrands Executive Vice President and Chief Financial Officer E. Lee Wyatt said.
At the investor meeting, the company will illustrate different scenarios in which it could achieve EPS of $3 or $4 using multiple planning assumptions. That compares with EPS excluding actions of $1.66 in 2009. The illustrations and the company’s forward-looking expectations and planning assumptions expressed in this press release and at the investor meeting are based on a business climate of modest economic growth, moderate cost inflation and slowly increasing interest rates.
Sales Growth
Hanesbrands, which had sales of approximately $3.9 billion last year, has five major business segments: Innerwear, Outerwear, Direct to Consumer, Hosiery and International. Using big brands to drive top-line sales increases is the first plank of the company’s growth platform.
The company has locked in shelf-space gains that are expected to generate approximately $200 million of additional sales in 2010, or 5 percent. With a consumer spending rebound, sales could increase up to another 3 percentage points, or $50 million to $100 million.
Domestic Segments. In order to drive sales, Hanesbrands is using its consistent investment in its strong brands, a disciplined innovation process and integrated customer selling teams that use consumer insights.
“We have record shelf space gains for 2010 — the equivalent of 62 additional miles of shelf space as our customers look for brands and products that will help them increase sales and profits,” Hanesbrands President, Chief Commercial Officer William J. Nictakis said. “By building upon this successful model and helping our retailers make these space gains more productive, we believe that we can consistently grow in 2011 and beyond.”
Over the long term, the company believes that its Innerwear and Outerwear segments can sustain sales growth in the low to mid single-digit range, that its Direct to Consumer segment can grow in the high single-digit range, and that Hosiery segment sales may potentially flatten after declining by approximately 10 percent in 2010.

Hanesbrands Inc. to Highlight Expectations for 2010 Sales Growth of 5 Percent to 8 Percent and Earnings Per Share Growth of 25 Percent to 35 Percent at Investor Day Meeting — Page 3
“Our scale and leading brands across multiple segments afford us the opportunity to meet face-to-face with our customer representatives at all levels — from buyer to president and CEO,” Nictakis said. “Our focus on consumer insights and helping customers use our brands to improve their sales and profits is paying off with strong space and distribution gains across multiple customers.”
International Segment. The company’s International segment businesses generated approximately 11 percent of the company’s sales in 2009. These businesses are well positioned as innerwear product leaders in the strongest growing economies of the Americas and Asia.
“Our major International retail businesses operate in Mexico, Canada, Japan, India, Brazil and China where a substantial amount of gross domestic product growth outside the United States will be concentrated over the next 10 years,” Hanesbrands President, International Business and Global Supply Chain Gerald Evans said. “We see a unique opportunity to integrate each of our international businesses into our global supply chain so that we are able to dramatically lower product costs, build share and expand into adjacent product categories.”
The company has already begun using this model to integrate its Mexico retail operations into the company’s global supply chain, resulting in double-digit sales growth last year and doubling of profits.
“We fully expect that our International sales will become another growth driver for Hanesbrands, growing mid single digits in 2010 and at an accelerated rate of high single digits to low double digits annually in the years ahead,” Evans said.
Low-Cost Supply Chain
Hanesbrands has built a low-cost supply chain spanning both hemispheres that leverages its size and scale to create a competitive advantage in a global industry — the second plank of the company’s growth platform. The company has three primary production centers located in the Caribbean Basin, Central America and Asia.
“The heavy lifting of building our supply chain is substantially behind us,” Evans said. “We will benefit from cost savings for several more years, and there are more benefits through optimizing how it all works to drive further cost reductions and to lower working capital investment.
“Our supply chain is positioned to reach more than 70 percent of the world’s GDP in a trade-advantaged manner. This becomes a powerful platform in which to continue to drive growth domestically and plug in our International businesses to create competitive advantage.”

Hanesbrands Inc. to Highlight Expectations for 2010 Sales Growth of 5 Percent to 8 Percent and Earnings Per Share Growth of 25 Percent to 35 Percent at Investor Day Meeting — Page 4
Cash Flow, Leverage and Acquisitions
Hanesbrands completed a debt refinancing in the fourth quarter of 2009 with the primary benefit of the new capital structure being flexibility in the use of the company’s strong cash flow to create maximum value — the third plank in the company’s growth platform.
“We have established a flexible long-term capital structure to support growth,” Wyatt said. “Our debt structure is simpler and gives us greater flexibility to execute multiple strategies for earnings growth, including debt reduction and selective bolt-on acquisitions.”
The company has generated significant amounts of free cash flow over the past three years and has the potential to increase its free cash flow over the next few years. Consistent growth at the high end of the company’s long-term sales and EPS target ranges could result in $1 billion to $1.2  billion of cumulative free cash flow over the next few years as a result of increased EBITDA, lower cash interest and lower capital expenditures.
The company’s goal is to substantially reduce its leverage by targeting a net debt level of 2 to 3 times EBITDA — down from 4.6 times at the end of 2009.
“We can make significant progress in achieving this target leverage during 2010,” Wyatt said. “EBITDA growth alone in 2010 could reduce the ratio to 3.9 times. The use of free cash flow in 2010 could further reduce leverage to a range of 3.3 to 3.4 times through either debt reduction or a combination of debt reduction and a bolt-on acquisition. The leverage target of less than 3 times EBITDA could be achieved as early as 2011.”
Hanesbrands will consider selective bolt-on acquisitions as one of its many opportunities to drive growth. Potential acquisitions would have to meet disciplined criteria of being in the core apparel essentials categories, generating cost savings that leverage the company’s supply chain, providing upside revenue opportunities, involving minimal integration risk, being funded through free cash flow, being accretive in the first year, and delivering a superior cash return to shareholders.
“If we see the opportunity to purchase something at a good price that has supply chain synergies and growth potential, it could be a good way to create value,” Noll said. “The ideal size would be around $200 million.”
Information for Business Modeling
Hanesbrands is providing annual net sales and EPS growth guidance for 2010. The company also has a practice of providing an understanding of long-term targets, goals, strategies, trends, current financial performance and information that can be used to model the potential of the business.

Hanesbrands Inc. to Highlight Expectations for 2010 Sales Growth of 5 Percent to 8 Percent and Earnings Per Share Growth of 25 Percent to 35 Percent at Investor Day Meeting — Page 5
Planning assumptions used to make forward-looking comments are based on modest economic growth, moderate cost inflation and slowly increasing interest rates.
Sales. For 2010, Hanesbrands has reaffirmed that it expects sales growth of approximately 5 percent in 2010, led by significant shelf-space and distribution gains that will contribute stronger year-over-year growth in the first half. In the event of a consumer spending rebound, the sales increase could be a few percentage points higher, or an additional approximately $50 million to $100 million. Combining these two, the company would expect 2010 sales growth of 5 percent to 8 percent.
Beyond 2010, the company’s long-term annual growth target for net sales is 2 percent to 4 percent.
Diluted EPS. The company expects EPS growth of 25 percent to 35 percent in 2010, with the first half of the year seeing the strongest year-over-year improvement. The company believes that net sales growth of greater than 5 percent would be needed to reach the high end of the EPS growth range.
The growth expectation is based on potential 2010 GAAP EPS compared with 2009 EPS excluding actions of $1.66 (a non-GAAP measure; see terms and definitions below). Comparing expected 2010 GAAP EPS to 2009 GAAP EPS of $0.54 would result in growth of approximately 400 percent.
Beyond 2010, the company’s long-term annual growth target for EPS is 10 percent to 20 percent. Consistent growth at the high end of the sales and EPS target ranges could result in the doubling of earnings over the next three to four years to $3 to $4 per share.
Operating Profit Margin. The company’s long-term operating margin expansion could be in the range of 50 to 100 basis points per year, supported by gross cost reduction of approximately $150 million cumulatively from 2010 through 2012. These gross cost reductions are expected to be recognized relatively evenly over the three years with approximately 60 percent of the savings reflected in gross margin and 40 percent in selling, general and administrative expenses.
For 2010, the margin expansion could be at the high end of the range and assumes cotton cost increases of $10 million through the third quarter and any fourth-quarter increase being offset by pricing or cost reductions. The company expects a media spending increase of $6 million to be offset by lower pension expense. For 2011 and 2012, the low end of the range could be achieved through cost reductions and the high end through sales growth.
Interest Expense. Due to debt reduction in 2009, interest expense in 2010 is expected to decrease by $20 million to $25 million. Interest expense in 2011 and 2012 will depend on the company’s use of free cash flow.

Hanesbrands Inc. to Highlight Expectations for 2010 Sales Growth of 5 Percent to 8 Percent and Earnings Per Share Growth of 25 Percent to 35 Percent at Investor Day Meeting — Page 6
Due to the company’s debt refinancing in 2009, the cash used for interest in 2010 is expected to be approximately $30 million lower than what the reported interest expense is expected to be in 2010, and between $15 million and $20 million lower than the expected reported interest expense in both 2011 and 2012.
Capital Expenditures. Over the next three years, cumulative net capital expenditures are expected to decline to approximately $200 million, with approximately $50 million expected in 2010 and the balance spilt between 2011 and 2012.
Depreciation and Amortization. Long-term depreciation and amortization are expected to be in the range of $95 million to $100 million per year.
Working Capital. The company’s goal is to reduce net working capital by $25 million to $50 million per year, primarily through inventory reduction that will not adversely affect sales growth.
Pension. The company does not expect any significant mandatory cash contributions to pension plans. In 2010, the contribution is expected to be approximately $7 million.
Effective tax rate. The company’s effective tax rate is expected to increase from 12 percent in 2009 to a range of 20 percent to 25 percent over the next few years.
Terms and Definitions
Free cash flow, EBITDA and EPS excluding actions are not generally accepted accounting principle measures. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. EBITDA is earnings before interest, taxes, depreciation and amortization.
EPS excluding actions is used to better assess underlying business performance in 2009 because it excludes the effect of unusual actions that are not directly related to operations. Those unusual actions in 2009 were restructuring and related charges, spinoff-related and other expenses, other expense and the tax effect of these items.
Hanesbrands New York Investor Day Meeting
Hanesbrands will host a live Internet webcast of its New York investor day meeting from 9 a.m. to no later than noon EST today. The live Internet broadcast may be accessed on the home page of the Hanesbrands corporate Web site, www.hanesbrands.com.
An archived replay of the meeting webcast and copies of the presentation slides will be available in the investors section of the Hanesbrands corporate Web site.

Hanesbrands Inc. to Highlight Expectations for 2010 Sales Growth of 5 Percent to 8 Percent and Earnings Per Share Growth of 25 Percent to 35 Percent at Investor Day Meeting — Page 7
Cautionary Statement Concerning Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding our long-term goals and trends associated with our business. These forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include the following: our ability to successfully manage social, political, economic, legal and other conditions affecting our supply chain; the impact of dramatic changes in the volatile market price of cotton and increases in prices of other materials used in our products; the impact of natural disasters; the impact of increases in prices of oil-related materials and other costs such as energy and utility costs; our ability to effectively manage our inventory and reduce inventory reserves; our ability to continue to effectively distribute our products through our distribution network as we continue to consolidate our distribution network; our ability to optimize our global supply chain; current economic conditions; consumer spending levels; the risk of inflation or deflation; financial difficulties experienced by, or loss of or reduction in sales to, any of our top customers or groups of customers; gains and losses in the shelf space that our customers devote to our products; the highly competitive and evolving nature of the industry in which we compete; our ability to keep pace with changing consumer preferences; our debt and debt service requirements that restrict our operating and financial flexibility and impose interest and financing costs; the financial ratios that our debt instruments require us to maintain; future financial performance, including availability, terms and deployment of capital; our ability to comply with environmental and occupational health and safety laws and regulations; costs and adverse publicity from violations of labor or environmental laws by us or our suppliers; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, registration statements, press releases and other communications. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Hanesbrands Inc.
Hanesbrands Inc. is a leading marketer of everyday apparel essentials under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there and Wonderbra. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Hanesbrands has approximately 45,000 employees in more than 25 countries. More information about the company may be found on the Hanesbrands Internet Web site at www.hanesbrands.com.
# # #